Exhibit 4.1

FORM OF STOCK CERTIFICATE

6.25% SERIES K        PREFERRED STOCK SHARES
CUMULATIVE REDEEMABLE         [ ]
PREFERRED STOCK

NUMBER [ ]    CUSIP 876664 707

SEE REVERSE FOR IMPORTANT     THIS CERTIFICATE IS TRANSFERABLE
NOTICE ON TRANSFER    IN NEW YORK, NEW YORK
RESTRICTIONS AND OTHER
INFORMATION

TAUBMAN CENTERS, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF MICHIGAN

THIS CERTIFIES THAT: [ ]

is the owner of [ ]

FULLY PAID AND NONASSESSABLE SHARES OF THE 6.25% SERIES K CUMULATIVE REDEEMABLE PREFERRED STOCK (THE “SERIES K PREFERRED STOCK”), OF TAUBMAN CENTERS, INC.,

(the “Corporation”) transferable only on the books of the Corporation by the holder of this Certificate in person or by Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

In Witness Whereof, the Corporation has this Certificate to be executed on its behalf by its duly authorized officers.

DATED: [ ]

COUNTERSIGNED AND REGISTERED:
Computershare Shareowner Services LLC
Transfer Agent and Registrar

______________________________
Authorized Signatory

________________    _________________

[ ]	[ ]

PRESIDENT	ASSISTANT SECRETARY

[FORM OF REVERSE OF CERTIFICATE]
Classes of Stock
The Corporation is authorized to issue capital stock of more than one class, consisting of common stock and one or more classes of preferred stock. The Board of Directors is authorized to determine the preferences, limitations and relative rights of any class of the preferred stock before the issuance of shares of such class of preferred stock. At no charge, upon request to the Secretary of the Corporation, any shareholder may receive a copy of the Articles and/or a written statement of the designations, relative rights, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, conditions of redemption, and other terms of the stock of each class which the Corporation has the authority to issue.
Restriction on Ownership and Transfer

The Restated Articles of Incorporation, as the same may be amended (the “Articles”), impose certain restrictions in the transfer and ownership of the shares represented by this Certificate based upon the percentage, in value, of the outstanding shares Constructively Owned or Beneficially Owned by the shareholder. In general, no person may Beneficially Own or Constructively Own, whether by reason of a transfer or a change in capital structure, shares of Capital Stock in excess of 8.23% in value of the outstanding Capital Stock. If the restrictions on transfer or limitations on ownership are violated, the transfer will be void ab initio, and the shares of Capital Stock represented by this Certificate will automatically acquire the status of Excess Stock. In addition, certain Beneficial Owners or Constructive Owners must give written notice as to certain information on demand and on an annual basis. Further, the Corporation may redeem shares of Series K Preferred Stock represented by this Certificate if required to qualify as a real estate investment trust under the Code. At no charge, upon request to the Secretary of the Corporation, any shareholder may receive a copy of the Articles and/or a written statement of the restrictions on transfer and ownership, and the related redemption rights of the Corporation, that are imposed by the Articles, including the shares represented by this Certificate.

All Capitalized terms in this legend have the meaning defined in the Articles. The foregoing is merely a summary of the ownership and transfer restrictions set forth in the Articles.
The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-- as tenants in common     UNIF GIFT MIN ACT-
TEN ENT-- as tenants by the entireties    __________________Custodian__________________
JT TEN -- as joint tenants with right of
survivorship and not         (Cust.)     (Minor)
         as tenants in common        under Uniform Gifts to Minors Act

__________________________
        (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, __________________ does hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE.     [ ]

_______________________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE, OF ASSIGNEE)

____________________________________________________________________________________shares of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____________________________________________________________________________________Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated__________________
(Sign here)___________________________________________

NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION* (BANKS, STOCKBROKERS, SAVINGS AND
LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN
AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM).

*Pursuant to Rule 17Ad-15 under the Securities and Exchange Act of 1934.